Exhibit 99.(1)(C)(C)

STRATEGIC PARTNERS MUTUAL FUNDS, INC.

ARTICLES SUPPLEMENTARY

STRATEGIC PARTNERS MUTUAL FUNDS, INC., a Maryland corporation, having its principal office in Baltimore City, Maryland (which is hereinafter called the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:  The Corporation is registered as an open-end company under the Investment Company Act of 1940, as amended (the “1940 Act”).

SECOND:  The Board of Directors of the Corporation has duly re-classified all of the shares of capital stock of the Corporation as provided in Article THIRD (b) herein.

THIRD:  (a)  As of immediately before the reclassification, the total number of shares of stock of all series and classes which the Corporation has authority to issue is 5,500,000,000 shares of capital stock (par value $.001 per share), amounting in aggregate par value to $5,500,000.  All of the authorized shares of capital stock of the Corporation were classified as “Common Stock,” which Common Stock were further classified into the following series (each known as a Fund):

150,000,000 shares	Strategic Partners Small Cap Growth Opportunity Fund
150,000,000 shares	Strategic Partners Small Company Fund
300,000,000 shares	Strategic Partners Concentrated Growth Fund
150,000,000 shares	Strategic Partners Capital Income Fund
150,000,000 shares	Strategic Partners Balanced Fund
150,000,000 shares	Strategic Partners High Yield Bond Fund
250,000,000 shares	Strategic Partners Bond Fund
1,800,000,000 shares	Strategic Partners Money Market Fund
150,000,000 shares	Strategic Partners International Growth Fund
150,000,000 shares	Strategic Partners Equity Income Fund
150,000,000 shares	Strategic Partners Relative Value Fund
300,000,000 shares	Strategic Partners Capital Growth Fund
150,000,000 shares	Strategic Partners Growth with Income Fund
150,000,000 shares	Strategic Partners Managed Index 500 Fund
150,000,000 shares	Strategic Partners Managed Small Cap Growth Fund
150,000,000 shares	Strategic Partners Mid Cap Growth Fund
150,000,000 shares	Strategic Partners Technology Fund
150,000,000 shares	Strategic Partners Managed OTC Fund
150,000,000 shares	Strategic Partners Health Sciences Fund
150,000,000 shares	Strategic Partners Core Value Fund

150,000,000 shares	Strategic Partners Managed Large Cap Growth Fund
150,000,000 shares	ASAF T. Rowe Price Tax Managed Fund
150,000,000 shares	ASAF International Equity Fund

(b)  As reclassified herein, the total number of shares of stock of all series and classes which the Corporation has authority to issue is 5,500,000,000 shares of capital stock (par value $.001 per share), amounting in aggregate par value to $5,500,000.  All of the authorized shares of capital stock of the Corporation are classified as “Common Stock,” which Common Stock are further classified into the following series (each known as a Fund):

150,000,000 shares	Strategic Partners Small Cap Growth Opportunity Fund
150,000,000 shares	Strategic Partners Small Company Fund
300,000,000 shares	Strategic Partners Concentrated Growth Fund
150,000,000 shares	Strategic Partners Capital Income Fund
150,000,000 shares	Strategic Partners Balanced Fund
150,000,000 shares	Strategic Partners High Yield Bond Fund
250,000,000 shares	Strategic Partners Bond Fund
1,800,000,000 shares	Strategic Partners Money Market Fund
300,000,000 shares	Strategic Partners International Growth Fund
150,000,000 shares	Strategic Partners Equity Income Fund
150,000,000 shares	Strategic Partners Relative Value Fund
450,000,000 shares	Strategic Partners Capital Growth Fund
150,000,000 shares	Strategic Partners Growth with Income Fund
150,000,000 shares	Strategic Partners Managed Index 500 Fund
150,000,000 shares	Strategic Partners Managed Small Cap Growth Fund
150,000,000 shares	Strategic Partners Mid Cap Growth Fund
150,000,000 shares	Strategic Partners Technology Fund
150,000,000 shares	Strategic Partners Managed OTC Fund
150,000,000 shares	Strategic Partners Health Sciences Fund
150,000,000 shares	Strategic Partners Core Value Fund
150,000,000 shares	Strategic Partners Managed Large Cap Growth Fund

(c)  Each Fund shall have seven classes of shares, designated as Class A, Class B, Class C, Class L, Class M, Class X and New Class X respectively, except that the Strategic Partners Money Market Fund shall have only six classes of shares, designated as Class C, Class D, Class L, Class M, Class X and New Class X.  The number of authorized shares of each such class of a particular Fund shall consist at any time of the sum of (x) the outstanding shares of that class of that Fund and (y) one seventh (one sixth in case of the Strategic Partners Money Market Fund) of the authorized but unissued shares of all classes of that Fund; provided, however, that in the event the application of the above formula would result, at the time, in fractional shares of one or more classes, the number of authorized shares of each such class shall be rounded down to the nearest whole number of shares; and provided, further, that at all times the aggregate number of authorized Class A, Class B, Class C, Class D, Class L, Class M, Class X and New Class X shares of any Fund, as applicable, shall not exceed the authorized number of shares of the Fund.

(d)  The Board of Directions may classify and reclassify any unissued shares of capital stock by setting or changing in any one or more respect the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such shares of stock.

(e)  The foregoing reclassification does not increase or change the aggregate par value of all shares of the Corporation or the authorized stock of the Corporation.

(f)  The shares of Common Stock of the Corporation are divided into classes and series, and the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption are as provided in the Charter of the Corporation and are not changed by the foregoing reclassification, unless otherwise provided herein.

(g)  Except to the extent provided otherwise by the Charter of the Corporation, the Class A, Class B, Class C, Class D, Class L, Class M, Class X and New Class X shares of each Fund shall represent an equal proportionate interest in the assets belonging to that Fund (subject to the liabilities of that Fund) and each share of a particular Fund shall have identical voting, dividend, liquidation and other rights; provided, however, that notwithstanding anything in the Charter of the Corporation to the contrary:

(i)  The Class A, Class B, Class C, Class D, Class L, Class M, Class X and New Class X shares may be issued and sold subject to such different sales loads or charges, whether initial, deferred or contingent, or any combination thereof, as the Board of Directors may from time to time establish in accordance with the Investment Company Act of 1940 and the rules adopted by the National Association of Securities Dealers, Inc.

(ii)  Liabilities of a Fund which are determined by or under the supervision of the Board of Directors to be attributable to a particular class of that Fund may be charged to that class and appropriately reflected in the net asset value of, or dividends payable on, the shares of that class of the Fund.

(iii)  Except as otherwise provided hereinafter, on or about the calendar quarter occurring after:

(A)  the seventh anniversary of the day on which Class B shares were purchased by a holder thereof, such shares (including that number of Class B shares purchased through the reinvestment of dividends or other distributions or capital gains paid on all Class B shares (“Class B Dividend Shares”) held by such holder multiplied by a fraction, the numerator of which is the number of Class B shares other than Class B Dividend Shares to be converted on the conversion date and the denominator of which is the aggregate number of Class B shares other than Class B Dividend Shares held by such holder) shall automatically convert to Class A shares of the same Fund on the basis of the respective net asset values of the Class B shares and the Class A shares of that Fund on the conversion date;

(B)  the eighth anniversary of the day on which Class M shares were purchased by a holder thereof, such shares (including that number of Class M shares purchased through the reinvestment of dividends or other distributions or capital gains paid on all Class M shares (“Class M Dividend Shares”) held by such holder multiplied by a fraction, the numerator of which is the number of Class M shares other than Class M Dividend Shares to be converted on the conversion date and the denominator of which is the aggregate number of Class M shares other than Class M Dividend Shares held by such holder) shall automatically convert to Class A shares of the same Fund on the basis of the respective net asset values of the Class M shares and the Class A shares of that Fund on the conversion date;

(C)  the tenth anniversary of the day on which Class X shares were purchased by a holder thereof, such shares (including that number of Class X shares purchased through the reinvestment of dividends or other distributions or capital gains paid on all Class X shares (“Class X Dividend Shares”) held by such holder multiplied by a fraction, the numerator of which is the number of Class X shares other than Class X Dividend Shares to be converted on the conversion date and the denominator of which is the aggregate number of Class X shares other than Class X Dividend Shares held by such holder) shall automatically convert to Class A shares of the same Fund on the basis of the respective net asset values of the Class X shares and the Class A shares of that Fund on the conversion date; and

(D)  on the tenth anniversary of the day on which New Class X shares were purchased by a holder thereof, such shares (including that number of New Class X shares purchased through the reinvestment of dividends or other distributions or capital gains paid on all New Class X shares (“New Class X Dividend Shares”) held by such holder multiplied by a fraction, the numerator of which is the number of New Class X shares other than New Class X Dividend Shares to be converted on the conversion date and the denominator of which is the aggregate number of New Class X shares other than New Class X Dividend Shares held by such holder) shall automatically convert to Class L shares of the same Fund on the basis of the respective net asset values of the New Class X shares and the Class L shares of that Fund on the conversion date;

provided, however, that conversion of Class B, Class M, Class X or New Class X shares represented by stock certificates shall be subject to tender of certificate.

(iv)  The Class A, Class B, Class C, Class D, Class L, Class M, Class X and New Class X shares of a particular Fund may have such different exchange rights as the Board of Directors shall provide in compliance with the Investment Company Act of 1940.

FOURTH:  The foregoing reclassification has been approved by a majority of the entire Board of Directors of the Corporation pursuant to authority vested in the Board of Directors of the

Corporation pursuant to Article 2-105(c) of the Maryland General Corporation Law and Article SIXTH (b) of the Articles of Incorporation of the Corporation.

FIFTH:  These Articles Supplementary shall become effective upon filing with the State Department of Assessments and Taxation of Maryland.

IN WITNESS WHEREOF, STRATEGIC PARTNERS MUTUAL FUNDS, INC. has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Assistant Secretary on September       , 2004.

WITNESS:	STRATEGIC PARTNERS MUTUAL FUNDS, INC

/s/ Lori E. Bostrom	By:	/s/ Judy A. Rice
Lori E. Bostrom, Assistant Secretary		Judy A. Rice, President

THE UNDERSIGNED, Secretary of STRATEGIC PARTNERS MUTUAL FUNDS, INC., who executed on behalf of the Corporation the foregoing Articles Supplementary which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles Supplementary to be the corporate act of said Corporation and hereby certifies that to the best of her knowledge, information, and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

/s/ Judy A. Rice

Judy A. Rice, President